UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) November 30, 2005

                      CONSOLIDATED CAPITAL PROPERTIES IV
            (Exact name of Registrant as specified in its charter)


       California                0-11002                94-2768742
(State or other jurisdiction   (Commission           (I.R.S. Employer
   of incorporation)           File Number)       Identification Number)

                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of principal executive offices)


                                 (864) 239-1000
                           (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01  Entry Into A Material Definitive Agreement.

Please see the description under Item 2.03, below.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Consolidated Capital Properties IV (the "Registrant") owns a 100% interest in CCP IV Associates, LTD., a Texas limited partnership (the "Partnership"). On November 30, 2005, the Partnership refinanced the mortgage encumbering one of its investment properties, Village East Apartments. The refinancing replaced the existing mortgage, which at the time of refinancing had a principal balance of $2,150,000, with a new mortgage loan in the principal amount of $2,000,000. The new loan was refinanced with GMAC Commercial Mortgage Bank. The new mortgage requires monthly payments of interest only beginning on January 1, 2006 until the loan matures on December 1, 2007 at which time the entire principal balance of $2,000,000 is due. The loan has a variable interest rate of the one month LIBOR rate plus 1.60%, which rate is currently 5.79% per annum, and resets monthly. The interest rate on the prior mortgage was 6.95% per annum. The minimum interest rate for the term of the loan is the initial monthly rate at closing of the loan, which was 5.79%. In connection with the refinancing, the Registrant funded approximately $204,000 from partnership reserves to cover the amount needed to payoff the existing mortgage and pay closing costs. The loan is prepayable without penalty if repaid within either months one through nine or months twenty two through twenty four. There is a prepayment penalty of 1% of the amount repaid if the loan is prepaid within months ten through twenty. As a condition of the loan, the lender required AIMCO Properties, L.P., an affiliate of both the Registrant and the Partnership, to guarantee the obligations and liabilities of the Partnership with respect to the new mortgage financing. The Partnership has the right to request an extension of the maturity date for one year to December 1, 2008 if such request is made within thirty to ninety days prior to December 1, 2007 and other specific terms as stipulated in the loan agreement are satisfied.

In accordance with the terms of the loan agreement relating to the new mortgage, the payment of the mortgage may be accelerated at the option of the lender if an event of default, as defined in the loan agreement occurs. Events of default include, but are not limited to, nonpayment of monthly interest and reserve requirements and nonpayment of amounts outstanding on or before the maturity date.

The foregoing description is qualified in its entirety by reference to the Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing; Promissory Note; Loan Agreement and Guaranty Agreement, copies of which will be filed as exhibits to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2005.







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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    CONSOLIDATED CAPITAL PROPERTIES IV


                                    By:   Concap Equities, Inc.
                                          General Partner


                                    By:   /s/Martha L. Long
                                          Martha L. Long
                                          Senior Vice President


                                    Date: December 6, 2005